TARONIS FUELS

CLEANER – SAFER - SMARTER

Q2 2020 Investor Presentation

OTC: TRNF

Forward Looking Statements

This presentation forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Taronis Fuels Corporate Mission Statement

Cleaner: Our technology must support the United Nations Sustainability Development Goals (SDG). Our technology directly supports 9 of the 17 SDGs.

Safer: Our products must offer a clear safety benefit. Our goal is to prevent accidents and save lives.

Smarter: Our products must deliver measurable cost saving efficiencies.

Taronis Fuels is a renewable fuel & power generation company. We produce sustainable, socially responsible alternatives to existing fossil fuel & industrial gas products.

Addressable Fuel Markets



$120
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Dollars in Billions
Today
Launch 2020
Launch 2025
METAL CUTTING FUELS
PROPANE
COMPRESSED NATURAL GAS

Our Products:

- Are made with very common industrial & medical waste materials
- Conserve billions of gallons of fresh water annually
- Are all hydrogen based
- Have a reduced carbon footprint

We Have Two Distinct Sales Models:

Domestic: *We Sell Everything*

- We operate under two national brands:
  - MagneGas Welding Supply: Our industrial gas and welding supply retail network
  - TGS: Our HVAC industrial gas wholesale network
- Client priorities: Supply chain simplicity, a "one stop shop" approach.

International: *Only Our Products*

- We are 100% focused on selling only our patented, higher margin, less capital intense fuel products.
- We operate under three structures:
  - Owner Operate
  - Partnerships
  - Joint Ventures
- We prioritize select markets where our technology yields competitive advantages.

Technology Overview

Our Technology

- We produce renewable gases using our fully patented submerged plasma arc technology.
- Our Venturi flow design enables us to closely manage the speed of fluids passing near the plasma arc.
- This allows us to manage the residence time, or close proximity to the heat & energy of the plasma arc.
- The combination of our patents and trade secrets are the driving force behind the economic superiority of our gasification process.


Gasification Zone
Granite Venturi Vaccum Chamber
Plasma Arc
Carbon Electrodes

Our Technology - 100% Sustainable and Renewable

- Our technology can produce a synthetic gas from any fluid feedstock that includes hydrogen and oxygen.
- We have produced fuel products from food waste, medical wastes, plant based oils and industrial wastes.
- Today our 4th generation product uses waste ethanol supplied from the medical industry as our preferred feedstock.
- Ethanol is widely used in medical, pharmaceutical, bottling, food packing, and many other industries.
- The end result is that we generate and refine fuels that are primarily ionized hydrogen gas.



70% Alcohol
Isopropyl Rubbing Alcohol
Drug Facts

Ethanol Structure





Extensive Technology Validation

•Taronis has partnered with more than 20 independent gas analysis and chemical engineering, and safety engineering leaders for extensive independent validation of our products.

• Together, we have conducted more than 30 efficacy, safety and environmental validation studies for our products.

• Our products are widely recognized within the industrial gas industry for our innovation, safety and potential global impact.

Rapidly Improving Economic Model

Track Record of Production Gains

- We reduced production costs by **88%** from 2012 to 2019.
- We are now **25-35%** cheaper to produce than acetylene.
- We expect to further reduce production costs by an additional **30%+** in 2020.

YEAR	COST / CU FT	COST CUT	PRODUCTION COST PARITY
2012	$.80+	-	N/A
2014	$0.50	38%	N/A
2017	$0.19	62%	PROPYLENE
2018	$0.13	32%	ACETYLENE
2019	$0.095	27%	ACETYLENE
2020	$0.065	32%	PROPANE
2022	$0.025	62%	NATURAL GAS

- **We now use our pricing power to accelerate marketing & take market share.**
- **We have the pricing power to dominate an $8 billion metal cutting fuel market.**

Metal Cutting Fuels Comparisons

Flame Temperatures Comparison



Flame Temperature, Fahrenheit
12,000
10,000
8,000
6,000
4,000
2,000
0
BUTANE
NATURAL GAS
HYDROGEN
MAPP GAS
ACETYLENE
MAGNEGAS

Fuel Product	Fahrenheit	Celsius	Flame Temperature Vs. MagneGas
MagneGas	10,400	5,760	-
Acetylene	5,612	3,100	54.0%
MAPP Gas	5,072	2,800	48.8%
Hydrogen	5,072	2,800	48.8%
Natural Gas	4,982	2,750	47.9%
Butane	3,200	1,760	30.8%

MagneGas:

- Produces the hottest known flame temperature of any metal cutting fuel.
- Burns 2x+ hotter than normal hydrogen.

The ionized hydrogen is believed to be a key factor for flame temperature and flame speed.

Higher Flame Temperature + Larger Heat Cone = Added Functionality

Oxy-Acetylene Flame Profile **VS** **MagneGas Flame Profile**


5,612° F
10,400° F

Actual Cutting Zone

Unique Benefits to the End User:

- 40-70% faster cutting times
- Piercing in a fraction of the time
- 300-500% thicker metals can be cut
- Multiple stacked plates can be cut simultaneously
- Little to no slag and soot reduces post cut cleanup

MagneGas = Superior Functionality for the End User



4″ steel plate being cut at 70%+ faster cut rate vs. acetylene



Acetylene cannot cut both layers of metal in this I-beam simultaneously

Domestic Business Model

US Retail Growth Strategy - MagneGas Welding Supply

MagneGas WELDING SUPPLY

- We employ a captive sales model using a national retail network of industrial gas distributors.
- We use MagneGas as the wedge product to gain access to new clients.
- We use pricing power and functionality to win the initial metal cutting fuel business.

US Industrial Gas & Welding Supply Market



Metal Cutting Fuels 6%
Hard Goods 40%
Industrial Gases 54%

- US clients typically prefer a one-stop-shop supply chain, so we cross-sell industry standard industrial gas and hard good products.
- We effectively leverage $1.00 of MagneGas sales to cross sell 30-35x of other goods.

TGS Acquisition: Significant Operating Synergies

- On May 26, 2020, the Company acquired TGS, a specialty gas distributor focused on the HVAC market.

- The transaction offered a number of synergies:
  - The combined scale and EBITDA made our US operations cash flow positive.
  - TGS is highly recession proof and is growing revenues at a 20%+ with a pure organic growth model.
  - More than 35% of TGS revenues are acetylene, and can be readily converted to MagneGas sales at 3.0x the gross margins.
  - TGS has a unique model that allows for a low cost, low risk entry into new markets.

- The transaction provides for our MWS retail to quickly expand into the Atlanta, Dallas, Orlando, and Jacksonville markets.

- TGS can immediately begin expanding into all of our California markets. Denver, Phoenix, Las Vegas, Reno, Houston, New Orleans, Oklahoma City, Charlotte and Nashville are next.

- Pipeline to add ~$20 million in new revenues across combined network in 2020-21.

Expanding US Distribution Capabilities

US Retail and Wholesale Coverage Map


WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
KY
TN
MS
AL
GA
FL
OH
WV
VA
NC
SC
PA
NY
VT
ME
NH
MA
CT
RI
NJ
DE
MD
DC
Existing Locations
Expansion Plan

MagneGas WELDING SUPPLY

Demonstrated Acceleration in Revenues

- We have increased our sales more than 6.5x from 2017 to 2019.
- Our 2019 sales increased 118% vs. 2018.
- We have a clearly defined strategy to drive annual sales growth 20%+.
- We acquired 9 retail locations in 2018 and grew same store sales 82% in 2019.
- We forecast to become a top independent US distributor in less than three years.

Revenue Growth



$60
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$0
$ million in annual revenue
2017
2018
2019
2020p
Domestic
International

International Growth Model

International Competitive Advantages

Our international strategy focuses on our key technological and environmental advantages to disrupt a $7 billion industry outside the US.



Water Conservation:
We focus on water constrained economies. Our gas production process has a zero water footprint.

Acetylene pollutes <u>3 billion</u> gallons of freshwater annually.


ENVIRONMENT
TARONIS
SOCIAL
ECONOMIC

Sustainability:
We produce the <u>only</u> renewable metal cutting fuels on the planet.

We prioritize markets that legislate sustainability as a top priority for industry.



Safety:
We are dedicated to eliminating needless accidents, injuries and fatalities within the industries we serve.

MagneGas is a proven safer alternative to acetylene.

International Operating Models

We are actively expanding our international footprint using three distinct models:

- **Owner Operate:** This is where we operate without any reliance on partners. We directly produce gas, market and support directly to our end clients.
    - This is our pending business model in Amsterdam.
- **Partnerships:** Under this model, we supply our gasification equipment to an existing industrial gas producer. We execute a revenue sharing agreement.
    - This is the model we are working toward in the GCC.
- **Joint Ventures:** For JVs, we will sell our gasification equipment into third party entities in which we would play a long term technical support role and share in the recurring gas sales.
    - This is the current business model for the Republic of Turkey.

Amsterdam: Our European Expansion Model

Advantages for Sustainable Technology in Europe:

• EU has legislated a series of clean tech & renewable initiatives to prioritize sustainability.

• The port regions are the most industrialized regions in Europe.

• Each port has 500+ heavy industry prospective clients for our renewable fuels.

Why the Netherlands for European Union Launch:

• The Netherlands is a global leader in sustainability.

• Amsterdam & Rotterdam are global drivers in environmental responsibility.

• 4 of the top 5 European ports are within a few hours of each other.

Port Authority	European Ranking	Global Cargo (Tons)	Global Traffic (TEUs)
Rotterdam	#1	#5	#11
Antwerp	#2	#17	#14
Hamburg	#3	#29	#17
Marseille	#4	#46	#91
Amsterdam	#5	#41	NR


Amsterdam
The Hague
Rotterdam
NETHERLANDS
Bruges
Antwerp
GERMANY
Brussels
Maastricht
Bonn
Lille
Liege
BELGIUM

Regional Map, NE Europe

Port of Amsterdam Site Details

Artist Rendering of the Amsterdam Facilities



Port of Amsterdam

- We are located at an emerging renewables specialty park, leased through 2029.
- This location is on the west side of the port, close to many prime industrial clients.
- This site can eventually house up to five 300KW Venturi gasification units, with modular design that minimizes scaling cost.
- Capacity to scale to produce 150,000 cylinders annually, $15MM in sales from this location.


Leeuwarden
Groningen
Leer
Alkmaar
Amsterdam
Arnhem
Rotterdam
Münster
Dortmund
Eindhoven

Regional Map, NE Europe

Turkey: 1st Scaled Licensing Contract



- 30-unit $165 million initial contract plus 3% royalties.
- Taronis established a joint venture with a consortium of industry leaders in Turkey. Taronis holds a 49% minority interest stake in the new venture.
- The Turkish government has informed Taronis that it is in the process of banning acetylene.

- Successfully delivered a demonstration gas unit to Ankara May 2020 for $5 million.
  - Commissioning slated for July 2020
- First 5 units - $27.25 million purchase order.
  - Manufacturing expected to commence Q3 2020
- In excess of 100 units are required to service the entire country within 3 years.
  - Potential to increase the contract to $500 million+

Gulf Cooperation Council

• We are currently in talks of pursuing partnerships across all the GCC member states.

• Saudi Arabia, UAE, Kuwait, Oman, Bahrain and Qatar belong to a trade block with a variety of economic, regulatory and import-export benefits.

• $1.65 Trillion market, 11th largest global market, just larger than Russia or South Korea.*

• All GCC members adopted a Vision 2030 mandate.

• Renewable energy, water conservation, diversification away from petroleum, technology-focused job creation.

• Unique strategic benefits of Taronis gasification process closely align with these goals.


IRAQ
IRAN
JORDAN
KUWAIT
Persian Gulf
BAHRAIN
QATAR
SAUDI ARABIA
U.A.E
Red Sea
OMAN
Arabian Sea
ERITREA
YEMEN

Regional Map, Gulf Cooperation Council Members States

*Source: World Bank, 2019 data.

Notable Client Adoption

United States Navy

U.S. Army

GE

Fire Department City of New York

GM

International Association of Bridge, Structural, Ornamental and Reinforcing Iron Workers

AJAX

NASA

COVANTA
Powering Today. Protecting Tomorrow.

Yellowfin Est. 1998

Garden St. Iron & Metal Inc

DUKE ENERGY

SDI Steel Dynamics, Inc.

ZACHRY

MTA New York City Transit

CATERPILLAR

P&G Procter & Gamble

BAY-TECH INDUSTRIES, INC.

HAYWARD BAKER

EAGLE RAILCAR SERVICES

GGG DEMOLITION, INC.
GOING | GOING | GONE

BAUER

United Rentals

WM WASTE MANAGEMENT

Current Capitalization

- Taronis was historically funded with 100% equity until Q1 2020.
- We have improved access to traditional senior debt and credit markets.
- We project to amortize approximately 50% of our total debt in 2020, the remainder in 2021.
- With our current capitalization, we project to be self-funded for the remainder of 2020.
- Any access to the equity capital markets would be expected to be for discretionary purposes to accelerate our business objectives.
- ~152.8 million common shares outstanding as of May 22, 2020. No warrants, no convertible investments, no stock options currently in place.

Cash:	$1,500,000
Accounts Receivable:	4,900,000
Inventory:	4,000,000
Working Capital:	$10,400,000
Short Term Debt :	4,000,000
Sellers Financing:	8,000,000
Total Debt:	$12,000,000
Equity	$31,800,000
Total Capitalization:	$43,800,000
Net Debt:	$1,600,000

Issued & Outstanding (5/31/20):	152.8 million
Fully Diluted Shares (6/5/20):	152.8 million
Share Price (6/5/20):	$0.15
Market Capitalization:	$24.1 million

Management & Board of Directors

Management

Scott Mahoney, CFA
Chief Executive Officer, President and Director

Tyler B. Wilson, Esq.
Chief Financial Officer, Corporate Secretary & General Counsel

Richard Conz
Chief Technology Officer

Jack Armstrong
VP of International Business Development

Mhairi McRae
VP of External Reporting

Shelley Kitts
VP of Internal Controls, Controller

Board of Directors

Robert Dingess
Independent Chairman of the Board

Scott Mahoney, CFA
Director

Kevin Pollack
Independent Director

William Staunton
Independent Director

Peter Molloy
Independent Director

Tyler Wilson, Esq.
Corporate Secretary